                                                                    Exhibit 99.6

[LOGO]                                             GE ENERGY MANAGEMENT SERVICES
--------------------------------------------------------------------------------
STEPHEN R. BOLZE                   GENERAL ELECTRIC COMPANY
PRESIDENT AND GENERAL MANAGER      4200 WILDWOOD PARKWAY, ATLANTA, GA  30339 USA
                                   TEL: 770.859.7408
                                   FX: 770.859.6941
                                   EMAIL: STEVE.BOLZE@PS.GE.COM


                                                  October 9, 2000


To optionholders of
Smallworldwide plc

         We are pleased to announce that last week General Electric Company ("GE"), through one of its wholly owned subsidiaries, acquired approximately 98% of the outstanding shares of Smallworldwide plc ("Smallworld") pursuant to its tender offer, which commenced on August 24, 2000 (the "Offer"). As a result of GE's purchase of these shares, all stock options outstanding under Smallworld's share option schemes ("Company Options") have vested and are now exercisable. This letter addresses what you can do next to either rollover your options or accept the Offer and cash-out your Company Options.

                              OPTION ROLLOVER OFFER

         As you know, GE is offering each Smallworld optionholder the right to rollover his or her Company Options into options to purchase GE common stock ("Rollover Options"). The terms and conditions of the Rollover Options will be as follows:

         o NUMBER OF SHARES. The number of shares of GE common stock that may be purchased upon the exercise of Rollover Options will be equal to the number of ordinary shares of Smallworld covered by the Company Options rolled over MULTIPLIED BY 0.342 (rounding the result up to the nearest whole number). This number, 0.342, is the option ratio specified in the acquisition agreement between GE and Smallworld.

         o EXERCISE PRICE. The exercise price of the Rollover Options will be an amount equal to the exercise price of the Company Options rolled over DIVIDED BY 0.342.

         o EXAMPLE. If you rollover Company Options to purchase 100 ordinary shares of Smallworld at an exercise price of US$6.50 per share, your Rollover Options will be to purchase 35 shares of GE common stock (i.e. 100 X 0.342 = 34.20, rounded up to the nearest whole number) at an exercise price equal to US$19.01 (i.e. US$6.50 DIVIDED BY 0.342).

         o VESTING SCHEDULE. Rollover Options will have the same vesting schedule as the Company Options rolled over. Company Options vested prior to October 3, 2000 that are rolled over into Rollover Options will remain exercisable.

         o GOVERNING PLANS. If your Company Options were issued under an Inland Revenue approved Smallworld plan, any Rollover Options issued to you will be subject to the terms and conditions of the relevant approved Smallworld plan. If your Company Options were issued under an unapproved Smallworld plan, any Rollover Options issued to you will be subject to the terms and conditions of GE's 1990 Long-Term Incentive Plan (the "GE Plan"), a copy of which was provided to you in the rollover plan binder. For additional information regarding Rollover Options subject to the GE Plan, please see the example highlight sheet attached as Exhibit A to this letter.

         o ELECTION DEADLINE. To elect to rollover any of your Company Options, you must submit the election form attached as Exhibit B to this letter to Ian McShane, GE Smallworld, Elizabeth House, 1 High Street, Chesterton, Cambridge CB4 1WR by no later than 9:30 a.m., New York City time and 2:30 p.m., London time, on October 31, 2000.

         o        NEXT STEPS. To receive Rollover Options:

                  - Please complete the election form attached to this letter as Exhibit B and return it to Ian McShane at the address set forth above by no later than 9:30 a.m., New York City time and 2:30 p.m., London time, on October 31, 2000;

                  - Please deliver with your completed election form the option certificates representing the Company Options you want to rollover; and

                  - Within approximately four to six weeks after October 31, 2000, provided GE has received your completed election form, you will be issued a new option certificate representing the Rollover Options.

         Your election form will constitute a binding agreement by you (whether or not you deliver the related option certificates, which will thereafter be deemed void) to rollover the Company Options specified by you.

                             ACCEPTANCE OF THE OFFER

         If you do not wish to rollover all of your Company Options, you may effect a concurrent cashless exercise and tender of the ordinary shares subject to your Company Options during the subsequent offer period. The subsequent offer period commenced on October 3, 2000 and will expire at 9:30 a.m., New York City time and 2:30 p.m., London time, on October 31, 2000. The terms of accepting the Offer in this manner are as follows:

         o WHAT YOU RECEIVE. If you properly accept the Offer, you will receive, in respect of each ordinary share of Smallworld subject to Company Options tendered pursuant to the Offer, an amount in cash equal to US$20 less the applicable exercise price and any withholding taxes required by the laws of the jurisdiction in which you are tax-resident.
                  You will receive payment on the next scheduled payroll date on which you are otherwise paid by GE (or a subsidiary thereof). Notwithstanding anything to the contrary in the Offer to Purchase relating to the Offer, payment will be made in the same currency in which your salary is currently paid.

         o DELIVERY DEADLINE. To accept the Offer, you must deliver the documents described above on or before 9:30 a.m., New York City time and 2:30 p.m., London time, on October 31, 2000.

         o        NEXT STEPS. To cash-out your Company Options:

                  - Please complete the election form attached as Exhibit B and return it to Ian McShane, GE Smallworld, Elizabeth House, 1 High Street, Chesterton, Cambridge CB4 1WR by no later than 9:30 a.m., New York City time and 2:30 p.m., London time, on October 31, 2000;

                  - Please also deliver your option certificates representing your Company Options and, if you are outside the U.S., a properly completed Form of Acceptance and, if you are in the U.S., a properly completed Letter of Transmittal; and

                  - Alternatively, you may deliver your option certificates representing your Company Options and a properly completed Form of Acceptance or Letter of Transmittal to the U.K. Receiving Agent or U.S. Depositary (as defined in the Offer to Purchase relating to the Offer), as appropriate; however, we prefer that you use the delivery method discussed above.

                       WHO TO CONTACT FOR MORE INFORMATION

         If you have any questions regarding GE's rollover offer, please contact Ian McShane by telephone at 44-1223-449-359 or by e-mail at ian.mcshane@smallworld.co.uk. Further information regarding GE's rollover offer and your ability to cash-out Company Options by accepting the Offer is attached to this letter as Exhibit C. In addition, Exhibits D and E to this letter contain certain tax information and an example of the rollover conversion calculation, respectively.

         If you wish to accept the Offer and need additional copies of the Offer to Purchase, the Form of Acceptance or Letter of Transmittal, please contact Morrow & Co., Inc., the information agent for the Offer, at: (800) 566-9061 or
(212) 754-8000. If you are outside the U.S., you may call collect.

                                              Very truly yours,

                                              /s/ Stephen R. Bolze


         THIS OFFER WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY USE OF THE MAILS OR OTHER MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, TELEPHONIC OR ELECTRONIC) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL SECURITIES EXCHANGE OF AUSTRALIA AND WILL NOT BE CAPABLE OF ACCEPTANCE BY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITIES OR FROM WITHIN AUSTRALIA.

                                                                       EXHIBIT A

                                    EXAMPLE

THE FOLLOWING CONTAINS ADDITIONAL INFORMATION FROM THE GE LONG TERM INCENTIVE PLAN RULES AS IT PERTAINS TO GE STOCK OPTIONS.

o YOU MAY EXERCISE YOUR GE OPTIONS WITHOUT ANY CASH OUTLAY by providing PaineWebber, the stock broker with whom GE has a special program for exercising your stock options, with instructions to simultaneously sell the GE stock that is purchased, and receive a net cash payment. Alternatively, you may choose to purchase shares at the fixed Option Exercise Price and receive a GE stock certificate for the shares acquired

         - Details on how to exercise your stock options are more fully explained in the OptionLine Brochure.

o For individuals subject to U.S. income tax, the gains from your exercise (defined as the difference between the market price of GE stock on the exercise date and the Option Exercise Price, multiplied by the number of options exercised) are taxable to you as ordinary income.

o Regulations governing the tax treatment of stock option awards and exercises in countries other than the U.S. vary from country to country and can be complex. Employees subject to taxes in countries other than the U.S. should consult with their local tax advisor regarding GE stock options.

o Dividends payable on shares of GE Common Stock are not payable on stock options.

o Termination of employment with the General Electric Company ("Company") or any of its affiliates affects the exercisability and expiration of stock options.

THE CHART BELOW HIGHLIGHTS WHAT HAPPENS TO YOUR STOCK OPTIONS UNDER MOST EMPLOYMENT TERMINATION SITUATIONS:

--------------------------------------------------------------------------------
If your service with the Company or          OPTIONS EXPIRE IMMEDIATELY.
any of its affiliates ends for any
reason LESS THAN ONE YEAR after the
Grant Date (EXCEPT DUE TO DEATH).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If your service ends ONE OR MORE
YEARS after the Grant Date as a
result of:
--------------------------------------------------------------------------------
RETIREMENT OR TOTAL DISABILITY: If           Options become exercisable
(a) you are a participant in the GE          immediately and are generally
Pension Plan (U.S.) and service              exercisable until 10 years after
with the Company or any of its               the Grant Date.
affiliates terminates as a result
of retirement under the GE Pension
Plan, or (b) you are not a
participant in the GE Pension Plan
and service with the Company or any
of its affiliates terminates as a
result of retirement under a
retirement plan or program of the
Company or any of its affiliates ON
OR AFTER AGE 60 AND AFTER 5 OR MORE
YEARS OF COMBINED SERVICE WITH THE
COMPANY and any of its affiliates,
or (c) your service with the
Company or any of its affiliates
terminates as a result of a total
disability, i.e., the inability to
perform any job for which you are
reasonably suited by means of
education, training or experience.
--------------------------------------------------------------------------------
A BUSINESS DISPOSITION: If your              Options become exercisable in the
service with the Company or any of           normal manner and are generally
its affiliates terminates as a               exercisable until the earlier of 5
result of employment by a successor          years after the business
employer to which the Company has            disposition or 10 years after the
transferred a business operation.            Grant Date.
--------------------------------------------------------------------------------
A LAYOFF OR PLANT CLOSING: If your           First installment of Options, if
service with the Company or any of           unexercisable, become exercisable
its affiliates terminates as a               upon termination of service. All
result of a layoff or plant                  exercisable Options are then
closing, each as defined in the              generally exercisable until 1 year
Company's Layoff Benefit Plan.               after termination of service.
--------------------------------------------------------------------------------
VOLUNTARY TERMINATION OR                     OPTIONS EXPIRE IMMEDIATELY.
TERMINATION FOR CAUSE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
If your service with the Company or          Options become exercisable
any of its affiliates ends as a              immediately and are generally
RESULT OF DEATH.                             exercisable until 10 years after
                                             the Grant Date.
--------------------------------------------------------------------------------

o THIS HIGHLIGHT SHEET SUMMARIZES ONLY SOME OF THE PROVISIONS OF THE MONTH DAY, YEAR GRANT, IT IS NOT INTENDED TO PROVIDE FULL DETAILS. YOU SHOULD READ THE STOCK OPTION GRANT CERTIFICATE WHICH DESCRIBES THE TERMS MORE FULLY. The Stock Option Grant Certificate and the GE 1990 Long Term Incentive Plan, together, establish your legal rights under the Grant. If you have any questions about your Options, please contact the Corporate Benefits Delivery Inquiry Center on 8*564-7588 or (518) 388-7588.


This document constitutes part of a prospectus covering securities          Date
that have been registered under the Securities Act of 1933.

                                                                       EXHIBIT B

                                  ELECTION FORM


         Please print your name:_________________________

         PLEASE CHECK EACH OF THE BOXES SET FORTH BELOW AS APPROPRIATE, FILL IN THE ADDITIONAL INFORMATION REQUESTED AND SIGN THIS ELECTION FORM. PLEASE BE SURE TO HAVE YOUR SIGNATURE WITNESSED. PLEASE RETURN THIS ELECTION FORM TO IAN MCSHANE, GE SMALLWORLD, ELIZABETH HOUSE, 1 HIGH STREET, CHESTERTON, CAMBRIDGE CB4 1WR BY NO LATER THAN 9:30 A.M., NEW YORK CITY TIME AND 2:30 P.M., LONDON TIME, ON OCTOBER 31, 2000.

         |_|      YES, I WANT TO ROLLOVER ALL OR A PORTION OF MY COMPANY
                  OPTIONS.

                  If you checked the box above, please complete the following:

                  Company Options issued under Inland Revenue approved Smallworld share option schemes I want to rollover:

                  Number of   Date Options   Exercise   Date Options
                   Options       Granted      Price         Vest
                  ---------   ------------   --------   ------------



                  Company Options issued under Inland Revenue unapproved Smallworld share option schemes I want to rollover:

                  Number of   Date Options   Exercise   Date Options
                   Options       Granted      Price         Vest
                  ---------   ------------   --------   ------------



         |_| YES, I WANT TO ACCEPT THE OFFER AND RECEIVE CASH FOR THE ORDINARY SHARES SUBJECT TO ALL OR A PORTION OF MY COMPANY OPTIONS.

                  If you checked the box above, please complete the following:

                  Company Options issued under Inland Revenue approved Smallworld share option schemes I want to cash-out:

                  Number of   Date Options   Exercise   Date Options
                   Options       Granted      Price         Vest
                  ---------   ------------   --------   ------------



                  Company Options issued under unapproved Smallworld share option schemes I want to cash-out:

                  Number of   Date Options   Exercise   Date Options
                   Options       Granted      Price         Vest
                  ---------   ------------   --------   ------------



         |_| YES, I HAVE LOST SOME OR ALL OF THE OPTION CERTIFICATES REPRESENTING THE COMPANY OPTIONS THAT I AM ROLLING OVER AND/OR CASHING OUT.

                  If you checked the box above, please complete the following:

                  The option certificates representing Company Options granted to me on the following dates have been lost or destroyed:



                  I hereby, for myself, my heirs, executors or administrators, agree to indemnify Smallworldwide and GE and their respective affiliates against any and all claims and demands, losses, expenses and costs that may be made against or suffered by Smallworldwide and GE and their respective affiliates in relation to the lost option certificate.

         SIGNATURE: THE UNDERSIGNED HAS EXECUTED THIS ELECTION FORM AS OF THE DATE SET FORTH BELOW:


       Witness:                             Signature:
                 ---------------------                  ------------------------

    Print Name:                            Print Name:
                 ---------------------                  ------------------------

 Print Address:                          Phone Number:
                 ---------------------                  ------------------------

          Date:                                  Date:
                 ---------------------                  ------------------------

                                                                       EXHIBIT C

                                     GENERAL

         THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER DULY AUTHORISED INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986.

         This Exhibit sets out further details relating to the terms of the Option Rollover Offer for Optionholders of:

         o the Smallworldwide plc 1996 Unapproved Share Option Scheme (the "Unapproved Scheme");

         o the Smallworldwide Executive Share Option Scheme and the Smallworldwide Limited Share Option Scheme 1996 (the "Approved Schemes")

together, the "Share Schemes".

The Directors of Smallworldwide plc ("Smallworld") who have been so advised by Deutsche Bank AG consider the terms of the Offer to Optionholders under the Share Schemes to be fair to such Optionholders from a financial point of view in the context of the Offer.

CHOICE 1:      ROLLOVER OF YOUR EXISTING OPTIONS TO PURCHASE ORDINARY SHARES
               OF SMALLWORLD ("COMPANY OPTIONS") FOR OPTIONS TO PURCHASE COMMON
               STOCK OF GENERAL ELECTRIC COMPANY ("GE") ("ROLLOVER OPTIONS")

         We are offering you the opportunity, in accordance with the rules of the relevant Share Scheme, to release your Company Options in exchange for the grant of Rollover Options (the "Rollover Offer"). The terms of the exchange would be

  FOR EVERY 100 SMALLWORLD SHARES CURRENTLY      34.20 SHARES OF GE COMMON STOCK
            UNDER A COMPANY OPTION                    UNDER A ROLLOVER OPTION

and so in proportion for any other number of Smallworld shares currently under option.

         The number of shares of GE common stock comprised in your Rollover Options will be rounded up, if necessary, to the nearest whole number of shares. The exercise price payable for each share of GE common stock under a Rollover Option will be different from the price payable for each Smallworld share under the corresponding Company Option and will be quoted in US dollars. However, the total amount payable for the shares of GE common stock under each Rollover Option will be, so far as possible, taking into account exchange rates at the time of the rollover no more than the total amount payable under the corresponding Company Options.

         The terms of the Rollover Offer reflect the terms of the Offer. The future value of your Rollover Options will depend upon the value of the shares of GE common stock to which they relate.

         The letter to which this Exhibit C is attached shows how to calculate the number of shares of GE common stock which you will acquire on exercise of your Rollover Options, as well as the applicable exercise price payable for your GE common stock.

         The Rollover Options issued in respect of Company Options granted under any Approved Scheme will continue to be subject to the rules of the relevant Share Scheme. Rollover Options issued in respect of Company Options granted under the Unapproved Scheme, however, will be subject to the rules of the GE 1990 Long-Term Incentive Plan, a copy of which has been provided to you.

         If you wish to make this choice 1 in relation to your Company Options, please complete the appropriate section of the Election Form attached as Exhibit B to this letter.

CHOICE 2: EXERCISE OF COMPANY OPTIONS AND ACCEPTANCE OF OFFER

         You may elect to exercise your Company Options to acquire Smallworld shares at the exercise price and effect a concurrent cashless exercise and acceptance of the Offer in respect the Smallworld shares subject to your Company Options. This means that you will be entitled to receive, in accordance with the terms of the Offer, US$20 per Smallworld share in cash less the exercise price of your Company Option and any applicable withholding taxes.

         To make this choice 2 with respect to your Company Options, please complete the appropriate section of the Election Form. If you make this choice 2, you will also be authorising GE to withhold the exercise price and any applicable withholding taxes from the consideration due to you under the Offer.

OTHER COURSES OF ACTION

         If you do not wish to choose either choice 1 or 2 then technically you may exercise your Company Options and retain your Smallworld shares. If you wish to do so, you should NOT use the Election Form. Instead, you should:

         o prepare a cheque made payable to "Smallworldwide plc" for the aggregate exercise price;

         o        complete the reverse of the option certificate(s); and

         o send it/them, together with your cheque, to Ian McShane at Smallworldwide plc.

         If you do this, you may then wish to keep your Smallworld shares, but you should be aware that GE is entitled to acquire compulsorily any outstanding Smallworld shares. It is therefore likely that your Smallworld shares will be bought by GE on the terms of the Offer in any event. You may wish to sell your Smallworld shares, but you should be aware that you may not be able to do so because the Smallworld shares have been de-listed from the Nasdaq National Market.

GENERAL

         Before forwarding the Election Form to Ian McShane at Smallworldwide please ensure that you have signed the Election Form and, if applicable, the Form of Acceptance and that the signature has been witnessed.

         PLEASE SUPPLY A DAYTIME CONTACT NUMBER, SO THAT YOU CAN BE CONTACTED YOU QUICKLY IF THERE IS ANY QUERY WITH YOUR FORM.

         Option certificates need to be included with the Election Form and, if applicable, the Form of Acceptance. If any of your certificates have been lost or destroyed, you must complete the disclaimer in the Election Form. Smallworld will not be issuing duplicate certificates. Please note that whether you enclose your option certificate or not, when your Election Form and, if applicable, Form of Acceptance is processed your certificate will become void and ineffective immediately.

         IF YOU DO NOT TAKE ANY ACTION, YOUR COMPANY OPTIONS WILL, IN DUE COURSE, LAPSE AND BE WORTHLESS.

         Please note that nothing in this Offer document serves to extend the life of any Company Option which lapses (or has already lapsed) under the rules of the relevant Share Scheme. You cannot exercise your Company Options or accept any of the choices for any Company Options which have lapsed.

                                UK TAX TREATMENT

         A key consideration that needs to be included in your decision process is the tax consequences of the choice that you make.

         Summarised below are some of the generally applicable UK tax consequences which may arise from the choices described in this Exhibit C for optionholders resident for tax purposes in the UK. The precise consequences for you will depend on your particular circumstances. If you are in any doubt as to your tax position, you should consult an independent financial adviser.

CHOICE 1: ROLLOVER OF YOUR EXISTING COMPANY OPTIONS

         If you release your Company Options over Smallworld Shares in exchange for Rollover Options, no tax liability will arise at the time of exchange. When you exercise your Rollover Options the tax treatment will be the same as for your existing Company Options, as if the exchange had not occurred.

CHOICE 2: EXERCISE OF COMPANY OPTIONS AND ACCEPTANCE OF THE OFFER

          INCOME TAX

          All Company Options granted under the Approved Scheme will be subject to income tax on exercise if the Company Options are being exercised within 3 years after the date they were granted or within 3 years of the last date when you exercised an approved option free from income tax.

          All Company Options granted under the Unapproved Scheme will be subject to income tax on exercise, and, in the case of options granted on or after 6 April, 1999, national insurance contributions.

          Any income tax liability arising on the exercise of Company Options granted under the Unapproved Scheme will be collected through the PAYE system. If you are a former employee, tax will be deducted at the basic rate through PAYE and you will be responsible for any additional tax on your self assessment tax return. You should include details of any income tax liability arising on the exercise of Company Options granted under the Approved Scheme on your self assessment tax return for the relevant year.

          If you make this choice 2, you will be authorising GE to deduct the exercise price and any income tax or other withholdings due from the consideration due to you under the Offer.

          CAPITAL GAINS TAX

          Following the exercise of a Company Option, the subsequent sale of the Smallworld shares acquired is subject to capital gains tax ("CGT") if the sale proceeds exceed the base cost of your Smallworld shares.

          If a liability to income tax arises on the exercise of your Company Options, the base cost for CGT purposes of the Smallworld shares acquired will normally be the market value of those shares. Since the market value of Smallworld shares at the relevant time is unlikely to be significantly less than the price payable under the Offer, it is unlikely that any material gain will be made.

          If you have already disposed of some of your Smallworld shares, either by accepting the Offer or otherwise, and within 30 days of doing so have acquired additional Smallworld shares - for example by exercising your Company Options - the Smallworld shares which you have previously disposed of may be identified for capital gains tax purposes with those you have acquired. You are advised to seek your own independent financial advice immediately if this applies to you.

          Any liability to CGT will arise only on the excess of your total capital gains (less allowable losses) during the relevant tax year over the annual exemption amount for each individual (which is (pound)7,200 for the 2000/2001 tax year). If you have already sold any other chargeable assets (eg. Smallworld shares) in the tax year 2000/2001, any gain which you have made will use up some or all of your CGT annual exemption for that tax year.

         SELF ASSESSMENT

         Under the self assessment rules, taxpayers are required to provide the Inland Revenue with all the information needed to calculate their total taxable income (from all sources) and any chargeable gains. The calculation of tax may then be carried out by either the taxpayer or the Inland Revenue.

         Notification of taxable income and chargeable capital gains for the tax year 2000/2001 must be made to the Inland Revenue by 30 September 2001 if you wish them to calculate your tax liability or 31 January 2002 if you calculate it yourself.

         If you do not automatically receive a self-assessment return from the Inland Revenue, you should contact your tax office to obtain one.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

         The discussion below briefly summarizes United States federal income tax consequences under present law of the two choices that you can make. This discussion is only a general summary based on current United States federal income tax laws, and it is limited to the federal income tax laws applicable to optionees who are both citizens and residents of the United States. Individual circumstances may vary these results, and the precise consequences for you will depend on your particular circumstances. You should rely on your own tax counsel for advice regarding federal income tax treatment of the two choices and for information regarding federal estate and gift taxes and state and local income taxation (which may vary from location to location).

CHOICE 1: ROLLOVER OF YOUR EXISTING OPTIONS

         If you elect to rollover your Company Options into Rollover Options, no tax liability should arise at the time of the rollover.

         If you subsequently exercise your Rollover Options, your tax treatment on the exercise of your Rollover Options should be the same as your tax treatment would have been if you instead had exercised your Company Options. The exchange should not affect your tax treatment on exercise.

CHOICE 2: EXERCISE OF OPTIONS AND ACCEPTANCE OF THE OFFER

         If you accept the Offer to effect a cashless exercise and tender of the shares subject to your Company Options, you should recognize ordinary income in an amount equal to the excess of the fair market value of the shares exercised over the exercise price.

         Your ordinary income will be subject to federal income tax withholding, and GE will deduct from the consideration paid to you under the Offer your exercise price and federal income tax or other withholding obligations with respect to your income.

         The sale to GE of your shares tendered generally will result in short-term capital gain equal to the difference between the amount realized on the sale of the shares to GE and the fair market value of the shares at the time acquired by your cashless exercise. The fair market value of the Smallworld shares at exercise is unlikely to be significantly less than the $20 per share price paid by GE under the Offer, so there should be limited capital gain triggered upon the sale to GE.

                                   DECLARATION

         By returning the Election Form and, if applicable, the Form of Acceptance you hereby:

         o warrant that each Company Option in respect of which you make an election is valid and subsisting and free from all liens, charges and encumbrances of any nature whatsoever and you acknowledge that any option certificate in respect of such Company Option shall become void once that Company Option has been exercised or cancelled pursuant to your decisions shown on the Election Form;

         o confirm that the decisions which you have made on the Election Form are irrevocable;

         o irrevocably authorise Smallworld and GE, jointly and severally, and any director or officer of Smallworld or GE or any agent of such person as your attorney on your behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to or in consequence of the elections and acceptances you have made on the Election Form and, if applicable, the Form of Acceptance and you hereby undertake to execute any further assurances that may be required in connection with such elections and acceptances;

         o confirm that all powers of attorney and authorities under the terms of the Election Form and, if applicable, the Form of Acceptance are given by way of security for the performance of your obligations and are irrevocable in accordance with
                  Section 4 of the Powers of Attorney Act 1971;

         o undertake to confirm and ratify any action properly or lawfully taken on your behalf by any attorney appointed by or pursuant to the Election Form; and

         o confirm that you have read, understood and agreed to GE's proposals, the terms and conditions contained in this Offer document, the Election Form and, if applicable, the Form of Acceptance and that you have received the Offer document.

                              TERMS AND CONDITIONS

         The delivery of the Election Form and, if applicable, the Form of Acceptance duly signed may, if GE determines it appropriate, be as effective as if it were duly completed and received, notwithstanding that it is not completed or received strictly in accordance with the Election Form and, if applicable, the Form of Acceptance, and these terms and conditions. In particular if you have checked no box for a Company Option or checked more than one box for the same Company Option, you will be deemed to have elected to cancel that Company Option for a cash payment.

         By checking the box for choice 1 (Acceptance of the Rollover Offer) on the Election Form you irrevocably agree to release the Company Options specified in the Election Form and accept the Rollover Offer in respect of those Company Options. You authorise GE to send to you at the address set out in your Election Form a Rollover Option certificate for your Rollover Options.

         By checking the box for choice 2 (Exercise Option and Accept the Offer) on the Election Form in respect of a particular Company Option you irrevocably elect to:

         o        exercise that Company Option;

         o accept the Offer in respect of the Smallworld shares you acquire on the exercise of that Company Option, on the terms set out in this Offer document for cash;

         o authorise each of Smallworld and GE and any director of either of them to nominate any person as your attorney to execute on your behalf a Form of Acceptance having regard to the instructions in the Election Form, and a form of transfer in favour of GE in respect of those Smallworld shares and you are thereby deemed to give the various warranties, representations, agreements, undertakings and authorities set forth above in this Exhibit C under "Declaration";

         o authorise Smallworld to take all actions necessary for the acquisition of those shares by GE; and

         o you irrevocably elect to authorise Smallworld or GE, as the case may be, to make all necessary deductions from the sale proceeds it receives on your behalf by accepting the Offer in respect of the Smallworld shares acquired on the exercise of your Company Option including the aggregate exercise price and any necessary income tax or withholdings.

                                      OTHER

         ING Barings Limited, which is regulated in the UK by The Securities and Futures Authority Limited, and ING Barings LLC, which is registered in the US by the SEC, are acting for GE and the Offeror (as defined in the Offer to Purchase relating to the Offer) and no one else, and will not be responsible to anyone other than GE and the Offeror for providing the protections afforded to customers of ING Barings Limited and ING Barings LLCor for giving advice in relation to the Offer.

         Deutsche Bank AG, which is regulated in the UK by The Securities and Futures Authority Limited, and Deutsche Bank Securities Inc., which is regulated in the US by the SEC, are acting for Smallworld in connection with the Offer and no one else, and will not be responsible to anyone other than Smallworld for providing the protections afforded to customers of Deutsche Bank AG and Deutsche Bank Securities Inc., or for giving advice in relation to the Offer.

         ING Barings Limited, ING Barings LLC, Deutsche Bank AG and Deutsche Bank Securities Inc. have each given and not withdrawn their written consent to the issue of this document with the inclusion of their respective names in the form and context in which they appear.

         The directors of the Offeror and Thomas P. Saddlemire, whose names are set out in the Offer to Purchase relating to the Offer, accept responsibility for the information contained in this document, save for the information relating to the Smallworld Group and the directors of the Smallworld Group. To the best of the knowledge and belief of the directors of the Offeror and Thomas
P. Saddlemire (who have taken all reasonable care to ensure that such is the case), the information for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

         The directors of Smallworld, whose names are set out in the Offer to Purchase relating to the Offer, and who remain in office at the date of this letter, accept responsibility for the information contained in this document relating to the Smallworld Group and themselves. To the best of the knowledge and belief of the directors of Smallworld (who have taken all reasonable care to ensure that such is the case), the information for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

                                                                       EXHIBIT D

SMALLWORLD - TAX REPORTING AND WITHHOLDING OBLIGATIONS BY COUNTRY

                                       HOW PAID:
                                       PAYROLL OR
                        WITHHOLDING    NORTHERN          REPORTING
     COUNTRY            OBLIGATION     REGISTER **      REQUIREMENT        COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA (34)                             P
------------------------------------------------------------------------------------------------------------------------------------
JAPAN (1)                                  P
------------------------------------------------------------------------------------------------------------------------------------
KOREA (3)                                  P                           No withholding and reporting as long as no chargeback of
                                                                       compensation element to Korean affiliate employer
------------------------------------------------------------------------------------------------------------------------------------
NEW ZEALAND (10)             X             P                 X
------------------------------------------------------------------------------------------------------------------------------------
SINGAPORE (8)                              P                 X
------------------------------------------------------------------------------------------------------------------------------------
BELGIUM                      X*            P                 X*        * Reporting and withholding on pre-1999 grants. Commissions not deductible in computable reportable compensation.
                                                                       Post-1998 grants are taxed at 60 days from grant. Employer reporting (no employer withholding) required on exercises
                                                                       of these post-1998 grants
------------------------------------------------------------------------------------------------------------------------------------
FINLAND (5)                  X             P                 X
------------------------------------------------------------------------------------------------------------------------------------
FRANCE (2)                   X             P                 X         If "nonqualified" subject to reporting and social taxes
                                                                       (both employer and employee shares).
------------------------------------------------------------------------------------------------------------------------------------
GERMANY (15)                 X             P                 X         Withholding at optionee's marginal tax rate.
------------------------------------------------------------------------------------------------------------------------------------
GERMANY (70)                 X             P                 X         Withholding at optionee's marginal tax rate.
------------------------------------------------------------------------------------------------------------------------------------
SPAIN (8)                    X             P                 X         Both reporting and withholding (income tax and social tax).
                                                                       Employer funded social security. Withholding at optionee's marginal tax rate.
------------------------------------------------------------------------------------------------------------------------------------
SWEDEN                       X             P                 X
------------------------------------------------------------------------------------------------------------------------------------
THE NETHERLANDS (19)         X             P                 X         Withholding at optionee's marginal tax rate. Various law
                                                                       changes make this country quite complex
------------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM (150)         X             P                 X         Both reporting and withholding. Various transitional rules for both NIC and withholding.
------------------------------------------------------------------------------------------------------------------------------------
CANADA (13)                  X             P                 X         Both reporting and withholding
------------------------------------------------------------------------------------------------------------------------------------
U.S. (175)                   X             P                 X         Both reporting and withholding. (Social Security capped)
                                                                       and Medicare tax uncapped. Both employer and matching
                                                                       employee contributions). 28% income tax withholding. May
                                                                       also be State taxable.
------------------------------------------------------------------------------------------------------------------------------------
The foregoing is a summary only of the tax reporting and withholding obligations for the countries listed above. You should contact your local tax advisor to review your personal situation regarding the award and exercise of stock options to ensure that you have properly complied with any local tax requirements. These requirements can often be quite complex, change frequently and may require the expertise of a qualified tax specialist

------------------------------------------------------------------------------------------------------------------------------------

** Non-employee option holders will receive payment from either the UK receiving agent or US depository as appropriate.

                                                                       EXHIBIT E

GE SMALLWORLD                                        ROLLOVER CONVERSION EXAMPLE
--------------------------------------------------------------------------------

EXAMPLE:  SMALLWORLD OPTIONS = 100                                AMOUNTS IN USD
          EXERCISE PRICE OF GRANT = $6.50   APPLIES TO VESTED & UNVESTED OPTIONS

--------------------------------------------------------------------------------
STEP 1 -- THE OPTION RATIO CALCULATION                     * Amount defined in
                                                           tender offer

      OPTION RATION    =  $20 *                 AVG GE STOCK
                                                   PRICE **
            (c)        =  $20                      $58.48    =  34.2%

--------------------------------------------------------------------------------
STEP 2 -- CALCULATE EXERCISE PRICE OF GE OPTIONS          * for individual grant

      EXERCISE PRICE OF   EXERCISE PRICE OF     OPTION RATIO
       GE OPTIONS      =  SMALLWORLD OPTIONS         (c)
                          ON 10/3/00 *
            (d)              $6.50                  34.2%   =  $19.01

--------------------------------------------------------------------------------
STEP 3 -- CALCULATE NUMBER OF GE OPTIONS                  * GE Options rounded
                                                          up to nearest whole
                                                          unit

      # OF GE OPTIONS  = # OF SMALLWORLD   X  OPTION RATIO
           (a) *            OPTIONS               (c)
                              100          X  34.2%   =  35

--------------------------------------------------------------------------------
STEP 4 -- CALCULATE ROLLOVER VALUE OF YOUR GE OPTIONS

          VALUE OF GE          # OF GE     X    AVG GE    -  EXERCISE PRICE
           OPTIONS @            OPTIONS       STOCK PRICE    OF GE OPTIONS
           ROLLOVER    =          (a)                            (d)
                                   35      X   ($58.48    -    $19.01)  = $1,381
                                  100      X   ($20.00    -    $ 6.50)      USD
--------------------------------------------------------------------------------

**AVERAGE GE STOCK PRICE = AVERAGE HIGH AND LOW TRADING PRICES FOR GE COMMON STOCK ON NYSE FOR 5 CONSECUTIVE DAYS PRIOR TO PURCHASE DATE (5 DAYS PRIOR TO AND INCLUDING OCTOBER 2, 2000)